Exhibit 4.1.87 - Guarantor Joinder, dated as of April 9, 2013, to the Third Amended and Restated Credit Agreement dated as of September 28, 2012, among Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC, Pactiv LLC, Closure Systems International Holdings Inc., Evergreen Packaging Inc., Reynolds Consumer Products Inc., SIG Euro Holding AG & Co. KGaA, SIG Austria Holding GmbH, Closure Systems International B.V., Beverage Packaging Holdings (Luxembourg) III S.à.r.l., Reynolds Group Holdings Limited and Credit Suisse AG as administrative agent

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GUARANTOR JOINDER (this “Joinder”) dated as of April 9, 2013, to the Third Amended and Restated Credit Agreement dated as of September 28, 2012 (as amended, supplemented or otherwise modified from time to time, the “Third Amended and Restated Credit Agreement”), among REYNOLDS GROUP HOLDINGS INC., a Delaware corporation, REYNOLDS CONSUMER PRODUCTS HOLDINGS LLC, a Delaware limited liability company, PACTIV LLC, a Delaware limited liability company, CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a Delaware corporation, EVERGREEN PACKAGING INC., a Delaware corporation, REYNOLDS CONSUMER PRODUCTS INC., a Delaware corporation, SIG EURO HOLDING AG & CO. KGAA, a German partnership limited by shares, SIG AUSTRIA HOLDING GMBH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung), CLOSURE SYSTEMS INTERNATIONAL B.V., a private company with limited liability (besloten vennootschapm met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, Beverage Packaging Holdings (Luxembourg) III S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), REYNOLDS GROUP HOLDINGS LIMITED, a New Zealand limited liability company, the Guarantors, the Lenders and CREDIT SUISSE AG, as Administrative Agent.
A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Third Amended and Restated Credit Agreement.
B. The Guarantors have entered into the Third Amended and Restated Credit Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 5.12 of the Third Amended and Restated Credit Agreement provides that additional Subsidiaries may become Guarantors under the Third Amended and Restated Credit Agreement by execution and delivery of an instrument substantially in the form of this Joinder. The undersigned Subsidiaries (each, a “New Guarantor” and collectively, the “New Guarantors”) are executing this Joinder in accordance with the requirements of the Third Amended and Restated Credit Agreement to become Guarantors under the Third Amended and Restated Credit Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
Accordingly, the Administrative Agent and the New Guarantors agree as follows:
SECTION 1. In accordance with Section 5.12 of the Third Amended and Restated Credit Agreement, the New Guarantors by their signatures below become Guarantors under the Third Amended and Restated Credit Agreement with the same force and effect as if originally named therein as Guarantors and the New Guarantors hereby (i) agree to all the terms and provisions of the Third Amended and Restated Credit Agreement applicable to them as Guarantors thereunder and (ii) represent and warrant that the representations and warranties made by them as Guarantors thereunder are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date. Each reference to a “Guarantor” in the Third Amended and Restated Credit Agreement shall be deemed to include each New Guarantor. The Third Amended and Restated Credit Agreement is hereby incorporated herein by reference.
SECTION 2. Each New Guarantor hereby agrees to (i) be bound by and become a party to the First Lien Intercreditor Agreement, as amended, supplemented or otherwise modified from time to time, as if originally named a Guarantor therein and (ii) execute and deliver accession deeds to the Existing Intercreditor Agreement in form and substance reasonably satisfactory to the Security Trustee (as defined in the Existing Intercreditor Agreement) thereunder.
SECTION 3. Each New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Joinder has been duly authorized, executed and delivered by such New Guarantor and constitutes such New Guarantor’s legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 4. Each New Guarantor is duly organized under the law of the jurisdiction listed opposite its legal name on Schedule I to this Joinder.
SECTION 5. Each New Guarantor confirms that no Default has occurred or would occur as a result of such New Guarantor becoming a Guarantor under the Third Amended and Restated Credit Agreement.
SECTION 6. This Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Administrative Agent shall have received counterparts of this Joinder that, when taken together, bear the signatures of the New Guarantors and the Administrative Agent. Delivery of an executed signature page to this Joinder by facsimile transmission or other electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Joinder.
SECTION 7. Except as expressly supplemented hereby, the Third Amended and Restated Credit Agreement shall remain in full force and effect.
SECTION 8. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 9. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Third Amended and Restated Credit Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 10. All communications and notices hereunder shall (except as otherwise expressly permitted by the Third Amended and Restated Credit Agreement) be in writing and given as provided in Section 9.01 of the Third Amended and Restated Credit Agreement. All communications and notices hereunder to the New Guarantors shall be given to the New Guarantors in care of Holdings as provided in Section 9.01 of the Third Amended and Restated Credit Agreement.
SECTION 11. Each New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Guarantors and the Administrative Agent have duly executed this Joinder as of the day and year first above written.

SPIRIT FOODSERVICE PRODUCTS, INC.
by
/s/ Joseph Doyle
Name: Joseph Doyle
Title: Assistant Secretary

SPIRIT FOODSERVICE, INC.
by
/s/ Joseph Doyle
Name: Joseph Doyle
Title: Assistant Secretary

MASTER CONTAINERS, INC.
by
/s/ Joseph Doyle
Name: Joseph Doyle
Title: Assistant Secretary

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent
by
/s/ Kevin Buddhedew
Name: Kevin Buddhdew
Title: Vice President

by
/s/ Patrick Freytag
Name: Patrick Freytag
Title: Associate

Schedule I

Subsidiary Jurisdictions

Entity Name
Spirit Foodservice Products, Inc.
Spirit Foodservice, Inc.	Delaware
Master Containers, Inc.	Florida